EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT ACCOUNTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File nos. 2-86758, 2-93570, 33-54127, 33-56075,
33-56077, 33-56081, 33-56083, 33-56079 and 33-57885) of Tyco International Ltd.
(formerly Tyco Laboratories, Inc.) of our reports dated August 3, 1993 appearing on pages 20 and S-2 of this Form 10-K.

                                          PRICE WATERHOUSE LLP

Boston, Massachusetts
September 20, 1995